Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS NET INCOME OF $20.0 MILLION FOR 2012, INCREASING 14% FROM THE PRIOR YEAR

REVENUE GROWTH, EXPENSE CONTROL AND CONTINUED SOUND ASSET QUALITY DRIVE STRONG PERFORMANCE FOR FULL YEAR AND FOURTH QUARTER OF 2012

LOANS GROW 17% AND DEPOSITS RISE 14%, REACHING RECORD LEVELS

Strong Financial Performance

•	Net income available to common shareholders was $20.0 million or $0.65 per diluted share for the full year and $5.2 million or $0.17 per diluted share for fourth quarter 2012.

•	Pre-tax income rose 31% for the full year and 58% in the fourth quarter of 2012, before the effect of a net tax benefit of approximately $1.9 million in the 2011 periods.

•	Gross revenues were $145.7 million for the full year 2012, an increase of $5.1 million over 2011.

•	Growth in gross revenues of 4% for 2012 exceeded the noninterest expense increase of 2%.

•	Net interest margin increased 16 basis points to 4.17% for full year 2012.

Robust Loan and Deposit Growth

•	Loans, net of unearned discount, reached an all-time high of $1.8 billion, increasing 17%.

•	Total deposits increased 14% to a record $2.3 billion.

•	Demand deposits of $924.4 million represented over 40% of total deposits.

Solid Credit Metrics

•	Net charge-offs were 0.47% of loans in portfolio for full year 2012.

•	Ratio of nonperforming assets to total assets decreased to 0.27%.

•	Allowance for loan losses as a percentage of loans held in portfolio was 1.35%.

Comparisons above are at, or for the periods ended, December 31, 2012 vs. December 31, 2011.

New York, N.Y., January 24, 2013 — Sterling Bancorp (NYSE: STL) today reported strong financial and operating performance for 2012, reflecting a more profitable earning asset mix, ongoing business growth, expense control and continued sound asset quality.

Net income available to common shareholders rose to $20.0 million for the full year 2012, from $15.5 million in 2011. Pre-tax income was $28.6 million in 2012, 31% higher than the amount reported for 2011.  Diluted earnings per common share were $0.65 for 2012, up from $0.51 a year ago. Results for the full year 2011 included $2.1 million of dividends on preferred shares and accretion related to TARP preferred shares and warrants to purchase common shares, which were redeemed in April 2011.

For the 2012 fourth quarter, net income available to common shareholders was $5.2 million, or $0.17 per diluted share.  In the 2011 fourth quarter, Sterling recorded a tax benefit of approximately $1.9 million, or $0.06 per diluted share. Including this tax benefit, net income available to common shareholders for the 2011 fourth quarter was $5.3 million or $0.17 per diluted share.  Pre-tax income for the 2012 fourth quarter, excluding the effect of the year-ago tax benefit, rose 58% to $7.1 million.

Selected Financial Highlights

	Year Ended
	12/31/12	12/31/11
EARNINGS HIGHLIGHTS
Income before income taxes (in millions)	$28.6	$21.8

Net income available to common shareholders (in millions)	$20.0	$15.5
Diluted earnings per common share	$0.65	$0.51
Net interest margin	4.17%	4.01%
Return on average assets	0.78%	0.70%
Return on average tangible equity	9.80%	8.72%

AVERAGE BALANCE SHEET HIGHLIGHTS (in millions)
	Year Ended
	12/31/12	12/31/11
Total investment securities	$755.4	$851.0
Loans, net of unearned discount	$1,583.8	$1,379.4
Demand deposits	$782.8	$596.6
Total deposits	$2,081.8	$1,921.7
Total assets	$2,576.8	$2,508.2

ASSET QUALITY HIGHLIGHTS (period end)
Nonaccrual loans/loans (1)	0.33%	0.42%
Nonperforming assets/assets	0.27%	0.33%
Allowance for loan losses/nonaccrual loans	377.36%	315.02%

(1) Includes loans held for sale and loans held in portfolio.

2012 Results Reflect Business Growth, Higher Profitability

“Sterling delivered outstanding growth and strong profitability in 2012,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “Our accomplishments during the year were noteworthy for double-digit increases in loans and deposits, as we continued to capitalize on opportunities to serve the needs of customers in the dynamic New York metropolitan area marketplace and beyond. We delivered higher gross revenues, through an increase in interest income and diverse sources of noninterest income.  In addition, we maintained disciplined management of operating expenses, even as we expanded the business organically and through an accretive acquisition, while our sound asset quality metrics were further strengthened.”

“We have consistently pointed to our strategic focus on redeploying assets from lower yielding investments into higher yielding loans, and our results in 2012 benefitted from the successful execution of this strategy. This has led to higher loan balances, a more profitable earning asset mix, and a higher net interest margin, enabling Sterling to counter the margin compression that many other banks have experienced due to prevailing low interest rates.  Our loan portfolio grew by 17% year-over-year and reached an all-time high of $1.8 billion at year end.  Loans represented over 65% of earning assets for 2012 on average, a meaningful increase versus a year ago. Deploying our assets more profitably led to a 16 basis point increase in the net interest margin for the year 2012.  Our model is built upon providing a portfolio of financial solutions for businesses, and the growth in our business activity produced higher noninterest income, as well as higher demand deposit balances.”

“Another highlight of 2012 was our well-timed and successful acquisition of Universal Mortgage, Inc. in the third quarter.  This transaction was planned in advance of the current rebound in the mortgage market and, as expected, has proven to be an excellent source of additional mortgage volume and higher mortgage banking income. Reflecting the positive impact of the Universal acquisition, and the growth in our overall mortgage banking business, we saw a sharp increase in mortgage banking income in the 2012 fourth quarter. We believe there are opportunities to expand upon Universal’s well-established presence and relationships in Brooklyn, a market that is experiencing exceptional growth and has a high demand for all of our financial products.  We plan to open a new Brooklyn location in the 2013 first quarter to serve both as a branch and as new and expanded offices for Universal Mortgage.”

“We believe the positive momentum we experienced in 2012 is continuing and that Sterling is well positioned for 2013. Our performance in the year ahead should continue to benefit from the strengths and strategies that drove our solid results last year.  Our team has demonstrated its ability to grow the business.  We believe that our ability to redeploy our assets, while generating revenue from a diverse and balanced range of sources, and serving the needs of customers in a vibrant marketplace with our dedicated team of talented professionals will continue to contribute to enhanced shareholder value going forward,” Mr. Cappelli stated.

Net Interest Income

Net interest income was $93.9 million for the full year 2012, up 8% from 2011.  This primarily reflected a higher yield on earning assets due to the Company’s previously noted strategy of shifting its asset mix toward loans from investment securities, as well as a lower cost of funds largely due to disciplined deposit pricing.   For the fourth quarter of 2012, net interest income increased nearly 9% from the 2011 period, to $24.8 million.

Noninterest Income

Total noninterest income for full year 2012 was $40.8 million, relatively unchanged from a year ago. For the 2012 fourth quarter, total noninterest income was $9.6 million, up from $9.2 million in the 2011 period.  The increase in the 2012 fourth quarter primarily reflected a sharp rise in mortgage banking income, which was partially offset by lower accounts receivable management and other related fees.  Noninterest income was a significant contributor to Sterling’s financial performance, representing 28% of total revenue for the full year 2012.

Noninterest Expenses

Sterling strengthened its operating leverage during 2012, as the rate of growth in noninterest expenses was exceeded by the increase in gross revenues.  Personnel and occupancy expenses rose modestly due to investments to support new business development and the addition of Universal Mortgage, while this increase was largely offset by declines in other key expense categories.  As a result, total noninterest expenses increased by approximately 2% for full year 2012 to $95.9 million.  For the 2012 fourth quarter, noninterest expenses rose less than 2% from the prior year period, to $24.9 million.

Record Loans and Deposits

Loans, net of unearned discount were a record $1.8 billion as of December 31, 2012, an increase of approximately 17% from a year earlier.  The ratio of loans to deposits was 78% at December 31, 2012.

Total deposits were a record $2.3 billion at December 31, 2012, increasing 14% from a year earlier. Noninterest-bearing demand deposits represented over 40% of total deposits, among the highest ratios of demand to total deposits in the industry.  The growth in demand deposits reflects the Company’s emphasis on generating such deposits as part of its customer relationship model.

Total assets increased to $2.7 billion and earning assets were $2.6 billion at December 31, 2012.  The yield on earning assets rose six basis points to 4.64% for the full year 2012, reflecting the Company’s strategy of redeploying assets into higher yielding loans from lower yielding investment securities.

Asset Quality

“Sterling maintained our longstanding underwriting discipline while increasing our lending to creditworthy borrowers, leading to continued strong credit quality metrics during 2012.  It is significant to note that our allowance for loan losses has increased as charge-offs have continued to decline, and that our earnings improvement did not benefit from a reduced allowance for loan losses, as has been the case at some banking institutions,” Mr. Cappelli said.

Net charge-offs were $7.7 million for the year 2012, compared to $10.2 million for 2011. The allowance for loan losses as a percentage of nonaccrual loans was 377% at December 31, 2012, versus 315% a year earlier. Nonperforming assets were $7.4 million or 0.27% of total assets at December 31, 2012, compared to $8.3 million or 0.33% a year earlier.  The allowance for loan losses as a percentage of portfolio loans was 1.35% at December 31, 2012, compared to 1.36% a year earlier.  The provision for loan losses was $2.5 million and $10.3 million for the fourth quarter and full year 2012, compared with $3.0 million and $12.0 million for the respective 2011 periods.

Capital

The Company’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions.  At December 31, 2012, Sterling’s Tier 1 risk-based capital ratio was 11.49% (compared to a requirement of 6.00%), total risk-based capital was 12.58% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.14% (requirement of 5.00%).  The tangible common equity ratio was 7.50% at December 31, 2012.

Conference Call

Sterling Bancorp will hold a conference call on Thursday, January 24, 2013, at 10:00 a.m. Eastern Time to discuss these financial results.  To access the conference call live, interested parties may dial 800-230-1096 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on January 24, 2013, until 11:59 p.m. Eastern Time on February 7, 2013.  To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 279219.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.7 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including, but not limited to, statements as to future results of operations, liquidity, interest rate risk, operating expenses, financial position, dividends and other events, plans and objectives for future operations, capital, liquidity and growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, our ability to continue capitalizing on opportunities to serve the needs of customers in the New York metropolitan market and beyond, as well as the strength of that market, to redeploy assets from lower yielding investments into higher yielding loans, to improve our earning asset mix, net interest margin and demand deposit balances, to counter margin compression, to effectively provide a portfolio of financial solutions for businesses, to continue to achieve additional mortgage volume and higher mortgage banking income from the Universal acquisition or otherwise, and to expand on Universal’s well-established presence and relationships in Brooklyn, the extent to which Brooklyn will experience continued growth and high demand for our financial products, our success in opening a Brooklyn location for Universal in the 2013 first quarter, the continuation of positive momentum for our business into 2013, whether our performance in 2013 will continue to benefit from the strengths and strategies that drove our results in 2012, our team’s ability to grow the business both organically and through acquisitions, whether acquisitions will be available and permissible and, if so, whether they will be well executed and contribute to growth, whether our strategy will continue to be to redeploy our assets, while generating revenue from a diverse and balanced range of sources, and serving the needs of customers and, if so, whether we can execute that strategy and enhance shareholder value going forward, whether we can continue to shift our asset mix toward loans from investment securities, our ability to maintain underwriting discipline, and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company's actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company's future results and financial condition, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Factors that Could Affect Future Results" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

#   #   #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$683,245	$677,871	$683,245	$677,871
Loans held for sale	121,237	43,372	121,237	43,372
Loans held in portfolio, net of unearned discount	1,649,753	1,473,309	1,649,753	1,473,309
Interest bearing deposits with other banks	112,886	126,448	112,886	126,448
Total earning assets	2,574,593	2,329,486	2,574,593	2,329,486
Allowance for loan losses	22,347	20,029	22,347	20,029
Total assets	2,749,711	2,493,297	2,749,711	2,493,297

Demand deposits	924,351	765,800	924,351	765,800
Savings, NOW and money market deposits	701,692	565,423	701,692	565,423
Time deposits	642,041	657,848	642,041	657,848
Customer repurchase agreements	32,950	47,313	32,950	47,313
Advances FHLB/Long-term borrowings	127,039	148,507	127,039	148,507
Shareholders' equity	228,090	220,821	228,090	220,821

Average Balances
Investment securities	718,377	751,832	755,399	850,997
Loans held for sale	84,051	34,107	49,358	27,954
Loans held in portfolio, net of unearned discount	1,659,001	1,447,410	1,534,478	1,351,407
Interest bearing deposits with other banks	65,532	213,713	58,836	93,561
Total earning assets	2,534,429	2,455,554	2,406,089	2,332,689
Total assets	2,708,674	2,637,788	2,576,812	2,508,184

Demand deposits	849,094	711,011	782,771	596,608
Savings, NOW and money market deposits	686,271	611,691	653,292	596,007
Time deposits	690,283	788,800	645,745	729,053
Customer repurchase agreements	39,079	45,328	39,318	42,911
Advances FHLB/Long-term borrowings	127,165	148,630	139,067	155,332
Shareholders' equity	233,856	218,728	227,619	224,820

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,278	$2,518	$7,725	$10,184
Nonaccrual loans	5,922	6,358	5,922	6,358
Other real estate owned	1,452	1,929	1,452	1,929
Nonperforming assets	7,374	8,287	7,374	8,287
Nonaccrual loans/loans (1)	0.33%	0.42%	0.33%	0.42%
Nonperforming assets/assets	0.27%	0.33%	0.27%	0.33%
Allowance for loan losses/loans (2)	1.35%	1.36%	1.35%	1.36%
Allowance for loan losses/nonaccrual loans	377.36%	315.02%	377.36%	315.02%

CAPITAL RATIOS
Period End
Tier 1 risk based	11.49%	12.61%	11.49%	12.61%
Total risk based	12.58%	13.71%	12.58%	13.71%
Leverage	9.14%	9.02%	9.14%	9.02%
Equity/ assets	8.30%	8.86%	8.30%	8.86%
Tangible common equity	7.50%	8.01%	7.50%	8.01%
Book value per common share	$7.37	$7.14	$7.37	$7.14

Return on average equity	8.85%	9.68%	8.79%	7.83%
Return on average tangible equity	9.84%	10.82%	9.80%	8.72%

(1) The term "loans" includes loans held for sale and loans held in portfolio.
(2) The term "loans" includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	December 31,
	2012	2011
ASSETS
Cash and due from banks	$38,944	$31,046
Interest-bearing deposits with other banks	112,886	126,448

Investment securities
Available for sale (at estimated fair value)	296,837	270,014
Held to maturity (at amortized cost)	386,408	407,857
Total investment securities	683,245	677,871

Loans held for sale	121,237	43,372
Loans held in portfolio, net of unearned discounts	1,649,753	1,473,309
Less allowance for loan losses	22,347	20,029
Loans held in portfolio, net	1,627,406	1,453,280
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	7,472	8,486
Customers' liability under acceptances	-	4
Goodwill	22,901	22,901
Premises and equipment, net	22,578	23,625
Other real estate	1,452	1,929
Accrued interest receivable	6,853	6,838
Cash surrender value of life insurance policies	54,553	53,446
Other assets	50,184	44,051
	$2,749,711	$2,493,297

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand	$924,351	$765,800
Savings, NOW and money market	701,692	565,423
Time	642,041	657,848
Total deposits	2,268,084	1,989,071

Securities sold under agreements to repurchase - customers	32,950	47,313
Securities sold under agreements to repurchase - dealers	-	5,000
Commercial paper and other short-term borrowings	15,345	13,485
Advances - FHLB	101,265	122,733
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	-	4
Accrued interest payable	649	1,064
Accrued expenses and other liabilities	77,554	68,032
Total liabilities	2,521,621	2,272,476

Shareholders' equity	228,090	220,821
	$2,749,711	$2,493,297
MEMORANDA
Available for sale securities - amortized cost	$291,574	$271,729
Held to maturity securities - estimated fair value	403,218	425,775
Shares outstanding
Common issued	35,263,768	35,225,110
Common in treasury	4,307,972	4,300,278

NOTE: Certain reclassifications have been made to prior period's financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
INTEREST INCOME
Loans	$22,758	$20,245	$83,982	$75,251
Investment securities - available for sale	1,946	2,333	9,172	10,453
Investment securities - held to maturity	2,612	3,133	11,196	13,363
FRB and FHLB stock	127	130	409	371
Deposits with other banks	39	135	136	227
Total interest income	27,482	25,976	104,895	99,665

INTEREST EXPENSE
Savings, NOW and money market deposits	655	703	2,586	2,855
Time deposits	1,023	1,371	4,151	5,583
Securities sold u/a/r - customers	34	41	141	186
Securities sold u/a/r - dealers	-	17	31	66
Federal funds purchased	2	-	22	14
Commercial paper and other
short-term borrowings	12	9	43	45
Advances - FHLB	419	497	1,913	2,144
Long-term subordinated debentures	524	524	2,094	2,094
Total interest expense	2,669	3,162	10,981	12,987

Net interest income	24,813	22,814	93,914	86,678
Provision for loan losses	2,500	3,000	10,250	12,000
Net interest income after provision for loan losses	22,313	19,814	83,664	74,678

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	3,947	5,560	19,131	22,371
Service charges on deposit accounts	1,333	1,269	5,301	5,093
Trade finance income	460	487	1,922	2,222
Other customer related service charges and fees	286	235	1,001	943
Mortgage banking income	2,977	1,047	10,275	6,315
Income from life insurance policies	276	280	1,315	1,140
Securities gains	323	257	1,813	2,491
Gain(Loss) on sale of OREO	14	-	(61)	-
Other income	25	64	76	323
Total noninterest income	9,641	9,199	40,773	40,898

NONINTEREST EXPENSES
Salaries	11,774	11,040	45,530	43,748
Employee benefits	3,824	3,448	14,902	13,898
Total personnel expense	15,598	14,488	60,432	57,646
Occupancy and equipment expenses, net	3,644	3,391	13,689	13,248
Advertising and marketing	623	713	2,815	2,792
Professional fees	1,347	1,771	4,841	5,219
Communications	521	442	2,029	1,756
Deposit insurance	561	543	2,229	2,747
Other expenses	2,579	3,191	9,849	10,376
Total noninterest expenses	24,873	24,539	95,884	93,784

Income before income taxes	7,081	4,474	28,553	21,792
Provision(Benefit) for income taxes	1,881	(864)	8,537	4,196
Net income	5,200	5,338	20,016	17,596
Dividends on preferred shares and accretion	-	-	-	2,074
Net income available to common shareholders	$5,200	$5,338	$20,016	$15,522

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Average number of common shares outstanding
Basic	30,857,367	30,789,539	30,828,293	30,038,047
Diluted	30,857,367	30,789,539	30,828,293	30,038,047

Net income available to common shareholders per average common share
Basic	$0.17	$0.17	$0.65	$0.51
Diluted	0.17	0.17	0.65	0.51

Dividends per common share	0.09	0.09	0.36	0.36

STERLING BANCORP
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net income	$5,200	$5,338	$20,016	$17,596

Other comprehensive (loss) income, net of tax:
Unrealized holding gains on securities arising during the period	139	1,502	4,878	244

Reclassification adjustment for securities gains included in net income	(179)	(547)	(1,006)	(1,382)

Pension liability adjustment - net actuarial losses	(8,438)	(2,006)	(8,438)	(2,006)

Amortization of:
Prior service cost	5	9	21	35
Net actuarial losses	626	514	2,270	1,780

Comprehensive (loss) income	$(2,647)	$4,810	$17,741	$16,267

STERLING BANCORP
Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Balance, at beginning of period	$233,436	$218,685	$220,821	$222,742
Net income for period	5,200	5,338	20,016	17,596
Common shares issued	-	-	375	36,454
compensation expense	85	107	360	394
Preferred shares redeemed in connection with the TARP Capital Purchase Program	-	-	-	(42,000)
Repurchase of warrant	-	-	-	(945)
Cash dividends - common shares	(2,784)	(2,781)	(11,132)	(11,122)
Cash dividends - preferred shares	-	-	-	(945)
Surrender of shares issued under incentive compensation plan	-	-	(75)	(24)
Unrealized holding gains on securities arising during the period	139	1,502	4,878	244
Reclassification adjustment for securities gains included in net income	(179)	(547)	(1,006)	(1,382)
Pension liability adjustment - net actuarial losses	(8,438)	(2,006)	(8,438)	(2,006)
Amortization of:
Prior service cost	5	9	21	35
Net actuarial losses	626	514	2,270	1,780

Balance, at end of period	$228,090	$220,821	$228,090	$220,821

STERLING BANCORP
Average Balance Sheets      [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	December 31, 2012			December 31, 2011
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$65,532	$39	0.24%	$213,713	$135	0.25%
Investment Securities
Available for sale - taxable	315,269	1,780	2.26	305,542	2,125	2.78
Held to maturity - taxable	250,624	1,229	1.96	288,493	1,743	2.42
Tax-exempt [2]	152,484	2,383	6.25	157,797	2,461	6.24
Total investment securities	718,377	5,392	3.00	751,832	6,329	3.37
FRB and FHLB stock [2]	7,468	129	6.88	8,492	130	6.17
Loans, net of unearned discount [3]	1,743,052	22,758	5.20	1,481,517	20,245	5.64
Total Interest-Earning Assets [2]	2,534,429	28,318	4.43%	2,455,554	26,839	4.43%
Cash and due from banks	41,235			44,890
Allowance for loan losses	(23,701)			(20,849)
Goodwill	22,901			22,901
Other	133,810			135,292
Total Assets	$2,708,674			$2,637,788

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$24,811	1	0.02%	$18,545	1	0.03%
NOW	220,227	60	0.11	203,280	83	0.16
Money market	441,233	594	0.54	389,866	619	0.63
Time	690,283	1,023	0.59	788,800	1,371	0.69
Total Interest-Bearing Deposits	1,376,554	1,678	0.48	1,400,491	2,074	0.59
Borrowings
Securities sold u/a/r - customers	39,079	34	0.35	45,328	41	0.36
Securities sold u/a/r - dealers	-	-	-	5,000	17	1.30
Federal funds purchased	3,740	2	0.22	-	-	-
Commercial paper and other short-term borrowings	16,167	12	0.29	16,827	9	0.23
Advances - FHLB	101,391	419	1.65	122,856	497	1.61
Long-term borrowings - sub debt	25,774	524	8.38	25,774	524	8.38
Total Borrowings	186,151	991	2.13	215,785	1,088	2.02
Total Interest-Bearing Liabilities	1,562,705	2,669	0.68%	1,616,276	3,162	0.78%
Noninterest-bearing demand deposits	849,094			711,011
Total including noninterest-bearing demand deposits	2,411,799	2,669	0.45%	2,327,287	3,162	0.56%
Other liabilities	63,019			91,773
Total Liabilities	2,474,818			2,419,060
Shareholders' equity	233,856			218,728
Total Liabilities and Shareholders' Equity	$2,708,674			$2,637,788
Net interest income/spread [2]		25,649	3.75%		23,677	3.65%
Net yield on interest-earning assets [2]			4.00%			3.90%
Less: Tax-equivalent adjustment		836			863
Net interest income		$24,813			$22,814

[1]
The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presentedon a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amountsoutstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets       [1]
(Unaudited)
(dollars in thousands)

	Twelve Months Ended
	December 31, 2012			December 31, 2011
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$58,836	$136	0.23%	$93,561	$227	0.24%
Investment Securities
Available for sale - taxable	344,634	8,453	2.45	371,377	9,379	2.53
Held to maturity - taxable	255,878	5,622	2.20	322,312	8,078	2.51
Tax-exempt [2]	154,887	9,682	6.25	157,308	9,784	6.22
Total investment securities	755,399	23,757	3.14	850,997	27,241	3.20
FRB and FHLB stock [2]	8,018	413	5.14	8,770	374	4.27
Loans, net of unearned discount [3]	1,583,836	83,982	5.56	1,379,361	75,251	5.81
Total Interest-Earning Assets [2]	2,406,089	108,288	4.64%	2,332,689	103,093	4.58%
Cash and due from banks	38,180			39,734
Allowance for loan losses	(22,444)			(19,951)
Goodwill	22,901			22,901
Other	132,086			132,811
Total Assets	$2,576,812			$2,508,184

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$21,796	4	0.02%	$18,474	8	0.04%
NOW	218,021	258	0.12	210,443	372	0.18
Money market	413,475	2,324	0.56	367,090	2,475	0.67
Time	645,745	4,151	0.64	729,053	5,583	0.77
Total Interest-Bearing Deposits	1,299,037	6,737	0.52	1,325,060	8,438	0.64
Borrowings
Securities sold u/a/r - customers	39,318	141	0.36	42,911	186	0.43
Securities sold u/a/r - dealers	2,637	31	1.18	5,186	66	1.27
Federal funds purchased	10,093	22	0.22	10,926	14	0.13
Commercial paper and other short-term borrowings	14,826	43	0.29	18,120	45	0.25
Advances - FHLB	113,293	1,913	1.69	129,558	2,144	1.66
Long-term borrowings - sub debt	25,774	2,094	8.38	25,774	2,094	8.38
Total Borrowings	205,941	4,244	2.07	232,475	4,549	1.96
Total Interest-Bearing Liabilities	1,504,978	10,981	0.73%	1,557,535	12,987	0.83%
Noninterest-bearing demand deposits	782,771			596,608
Total including noninterest-bearing demand deposits	2,287,749	10,981	0.50%	2,154,143	12,987	0.61%
Other liabilities	61,444			129,221
Total Liabilities	2,349,193			2,283,364
Shareholders' equity	227,619			224,820
Total Liabilities and Shareholders' Equity	$2,576,812			$2,508,184
Net interest income/spread [2]		97,307	3.91%		90,106	3.75%
Net yield on interest-earning assets [2]			4.17%			4.01%
Less: Tax-equivalent adjustment		3,393			3,428
Net interest income		$93,914			$86,678

[1]
The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis  [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Three Months Ended December 31, 2012

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(91)	$(5)	$(96)

Investment Securities
Available for sale - taxable	66	(411)	(345)
Held to maturity - taxable	(210)	(304)	(514)
Tax-exempt	(82)	4	(78)
Total investment securities	(226)	(711)	(937)

FRB and FHLB stock	(16)	15	(1)

Loans, net of unearned discounts [3]	4,022	(1,509)	2,513
TOTAL INTEREST INCOME	$3,689	$(2,210)	$1,479

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$-	$-	$-
NOW	6	(29)	(23)
Money market	73	(98)	(25)
Time	(161)	(187)	(348)
Total interest-bearing deposits	(82)	(314)	(396)

Borrowings
Securities sold under agreements to repurchase - customers	(6)	(1)	(7)
Securities sold under agreements to repurchase - dealers	(17)	-	(17)
Federal funds purchased	2	-	2
Commercial paper and other short-term borrowings	-	3	3
Advances - FHLB	(90)	12	(78)
Long-term borrowings - subordinated debentures	-	-	-
Total borrowings	(111)	14	(97)

TOTAL INTEREST EXPENSE	$(193)	$(300)	$(493)

NET INTEREST INCOME	$3,882	$(1,910)	$1,972

[1]	This table is presented on a tax-equivalent basis.
[2]
Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change dueto volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for securities sold u/a/r - dealers and Federal funds purchased has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding,and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis  [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Twelve Months Ended December 31, 2012

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(82)	$(9)	$(91)

Investment Securities
Available for sale - taxable	(635)	(291)	(926)
Held to maturity - taxable	(1,527)	(929)	(2,456)
Tax-exempt	(144)	42	(102)
Total investment securities	(2,306)	(1,178)	(3,484)

FRB and FHLB stock	(33)	72	39

Loans, net of unearned discounts [3]	12,173	(3,442)	8,731
TOTAL INTEREST INCOME	$9,752	$(4,557)	$5,195

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$1	$(5)	$(4)
NOW	15	(129)	(114)
Money market	290	(441)	(151)
Time	(568)	(864)	(1,432)
Total interest-bearing deposits	(262)	(1,439)	(1,701)

Borrowings
Securities sold under agreements to repurchase - customers	(14)	(31)	(45)
Securities sold under agreements to repurchase - dealers	(30)	(5)	(35)
Federal funds purchased	(1)	9	8
Commercial paper and other short-term borrowings	(9)	7	(2)
Advances - FHLB	(269)	38	(231)
Long-term borrowings - subordinated debentures	-	-	-
Total borrowings	(323)	18	(305)

TOTAL INTEREST EXPENSE	$(585)	$(1,421)	$(2,006)

NET INTEREST INCOME	$10,337	$(3,136)	$7,201

[1]	This table is presented on a tax-equivalent basis.
[2]
Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change dueto volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2012 has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding,and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of  Tangible Common Equity, Average Tangible Equity and Tangible Assets
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles ("GAAP"). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling's capital position. Tangible common equity represents shareholders' equity less preferred equity (if any), goodwill and other intangibles.  Tangible assets are equal to total assets less goodwill and other intangibles.  Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. Average tangible equity represents average shareholders' equity less average goodwill and other intangible assets.  Return on average tangible equity is calculated by dividing net income (annualized) by average tangible equity.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures that may have the same or similar names.

	December 31,
	2012	2011
Tangible common equity

Total shareholders' equity	$228,090	$220,821
Less: Goodwill and other intangible assets	23,674	22,975
Total tangible common equity	$204,416	$197,846

Tangible assets

Total assets	$2,749,711	$2,493,297
Less: Goodwill and other intangible assets	23,674	22,975
Total tangible assets	$2,726,037	$2,470,322

Tangible common equity ratio	7.50%	8.01%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Average tangible equity

Average shareholders' equity	$233,856	$218,728	$227,619	$224,820
Less:
Average goodwill and other intangible assets	23,683	22,975	23,273	22,975
Average tangible equity	$210,173	$195,753	$204,346	$201,845

Return on average tangible equity

Net income (annualized)/average tangible equity	9.84%	10.82%	9.80%	8.72%